Exhibit 99.1

   Written Statement of the Chairman, President and Chief Executive Officer
                    Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman, President and Chief Executive Officer of Alliant Energy Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 11-K for the Alliant Energy Corporation 401(k) Savings Plan (the "Plan") for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Erroll B. Davis, Jr.
------------------------
Erroll B. Davis, Jr.
June 30, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




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